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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

The Board of Directors
Click Commerce, Inc.:

We consent to the use of our reports included herein and to the references to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.


                                       /s/ KPMG LLP

Chicago, Illinois
June 5, 2000